EXHIBIT 4.4


                          FIRST AMENDMENT AGREEMENT


     This FIRST AMENDMENT AGREEMENT (this "Amendment") is made as of January 31, 2002, by and among THE TIMKEN COMPANY, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent ("Agent"):

     WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of July 10, 1998, as the same may from time to time be amended, restated or otherwise modified, which provides, among other things, for loans aggregating Three Hundred Million Dollars ($300,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

     WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Facility Fee Rate", "Applicable Eurodollar Margin" and "Consolidated Net Worth" therefrom and to insert in place thereof, respectively, the following:

          "Applicable Facility Fee Rate" shall mean a rate based on the S&P Rating or the Moody's Rating, whichever is higher, as follows:


     S&P Rating             Moody's Rating     Applicable Facility Fee Rate

     A or higher            A2 or higher       10.0 Basis Points

     A-                     A3                 12.5 Basis Points

     BBB+                   Baa1               15.0 Basis Points

     BBB                    Baa2               17.5 Basis Points

     BBB- or less           Baa3               25.0 Basis Points

     Changes to the Applicable Facility Fee Rate shall be immediately effective upon a change in the Moody's Rating or the S&P Rating, as applicable;




     provided, however, that if at any time there shall be a difference between the Moody's Rating and the S&P Rating of greater than one rating, then the Applicable Facility Fee Rate then in effect shall be based upon the average of (a) the number of basis points as determined from the Moody's Rating, and (b) the number of basis points as determined from the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

          "Applicable Eurodollar Margin" shall mean a margin based on the S&P Rating or the Moody's Rating, whichever is higher, as follows:


                                                  Applicable
     S&P Rating            Moody's Rating      Eurodollar Margin


     A or higher           A2 or higher        25.0 Basis Points

     A-                    A3                  30.0 Basis Points

     BBB+                  Baa1                37.5 Basis Points

     BBB                   Baa2                52.5 Basis Points

     BBB- or less          Baa3                75.0 Basis Points

     Changes to the Applicable Eurodollar Margin shall be immediately effective upon a change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that if at any time there shall be a difference between the Moody's Rating and the S&P Rating of greater than one rating, then the Applicable Eurodollar Margin then in effect shall be based upon the average of (a) the number of basis points as determined from the Moody's Rating, and (b) the number of basis points as determined from the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

          "Consolidated Net Worth" shall mean, at any date, the Consolidated net worth of Borrower and its Consolidated Subsidiaries, determined as of such date in accordance with GAAP; provided, however, that for purposes of calculating the leverage ratio pursuant to Section 5.6 of this Agreement, Borrower shall exclude from Consolidated net worth for Borrower's fiscal years 2001 and 2002 any adjustments made to Consolidated net worth as a result of the effects of FAS 87, provided that the cumulative amount of such adjustments for Borrower's fiscal years 2001 and 2002 may not exceed Two Hundred Thirty Million Dollars ($230,000,000).






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     2.   Schedule 1 of the Credit Agreement is hereby deleted with the attached "Schedule 1" to be inserted in place thereof.

     3.   Concurrently with the execution of this Amendment, Borrower shall:

          (a) pay to Agent, for the pro rata benefit of each Bank that shall have executed this Amendment on or before 12:00 noon (Cleveland, Ohio time) on January 31, 2002 (an "Approving Bank"), in an amount equal to ten (10) basis points times the aggregate amount of the Revolving Credit Commitments of the Approving Banks; and

          (b) pay all legal and other fees and expenses of Agent in connection with this Amendment.

     4.   Borrower hereby represents and warrants to Agent and the Banks that
     (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment on behalf of Borrower have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     5. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

     6. Borrower hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     7. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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     8.   The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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     9.   JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE
     ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                 THE TIMKEN COMPANY

                                 By:    /s/ G. E. Little
                                 Name:      G. E. Little
                                 Title:     Senior V.P. - Finance


                                 KEYBANK NATIONAL ASSOCIATION,
                                     as Agent and as a Bank

                                 By:    /s/ Marianne T. Meil
                                 Name:      Marianne T. Meil
                                 Title:     Vice President


                                 THE BANK OF NEW YORK

                                 By:    /s/ Kenneth R. McDonnell
                                 Name:      Kenneth R. McDonnell
                                 Title:     AVP

                                 BANK ONE, N.A.

                                 By:    /s/ Glenn A. Currin
                                 Name:      Glenn A. Currin
                                 Title:     Director

                                 MELLON BANK, N.A.

                                 By:    /s/ Janis Pinsky
                                 Name:      Janis Pinsky
                                 Title:     Assistant Vice President











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                                 HSBC BANK USA

                                 By:    /s/ Christopher M. Samms
                                 Name:      Christopher M. Samms
                                 Title:     First Vice President, Officer #9426


                                 BANK OF AMERICA, N.A.
                                 By:    /s/ Thomas R. Durham
                                 Name:      Thomas R. Durham
                                 Title:     Managing Director


                                 NORTHERN TRUST COMPANY

                                 By:    /s/ Roger McDougal
                                 Name:      Roger McDougal
                                 Title:     Second Vice President


                                 REVOLVING COMMITMENT VEHICLE
                                         CORPORATION

                                 By:    JPMorgan Chase, as Attorney-in-Fact
                                 for, REVOLVING COMMITMENT VEHICLE
                                 CORPORATION
                                 By:    /s/ David Weintrob
                                 Name:      David Weintrob
                                 Title:     Vice President



                                 SAN PAOLO IMI S.p.A.

                                 By:    /s/ Luca Sacchi
                                 Name:      Luca Sacchi
                                 Title:     Vice President

                                 By:    /s/ Carlo Persico
                                 Name:      Carlo Persico
                                            General Manager


                                 UNITED NATIONAL BANK AND TRUST

                                 By:    /s/ Leo E. Doyle
                                 Name:      Leo E. Doyle
                                 Title:     Executive Vice President





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                                  SCHEDULE 1


                                       COMMITMENT         MAXIMUM
        BANKING INSTITUTIONS           PERCENTAGE          AMOUNT
    ____________________________       __________        __________
    KeyBank National Association         19.2899%     $  57,869,338
    Bank One, N.A.                       17.9644%     $  53,893,332
    HSBC Bank USA (formerly               8.9822%     $  26,946,666
    Marine Midland Bank)
    Mellon Bank, N.A.                     8.9822%     $  26,946,666
    Bank of America, N.A.                 8.9822%     $  26,946,666
    (formerly NationsBank,N.A.)
    Northern Trust Company                8.9822%     $  26,946,666
    Revolving Commitment Vehicle          8.9822%     $  26,946,666
    Corporation
    The Bank of New York                  8.0840%     $  24,252,000
    San Paolo IMI S.p.A. (formerly        8.0840%     $  24,252,000
    Istituto Bancario San Paolo di
    Torino Spa)
    United National Bank and Trust        1.6667%     $   5,000,000
                                          _______
    Total Commitment Amount               100.00%     $ 300,000,000


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